EXHIBIT 99.5

[ONLY TO FOREIGN RESIDENTS]

                    , 2007

Dear Depositor:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

Unfortunately, United Financial Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of United Financial Bancorp, Inc.

However, as a depositor of United Bank, you have the right to vote on the Plan of Conversion and Reorganization at the Special Meeting of Members to be held on                      at              p.m. Eastern Standard Time. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Depositors. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Friend:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

Because we believe you may be interested in learning more about United Financial Bancorp, Inc. common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is              p.m., Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

We are pleased to offer you this opportunity to become a stockholder of United Financial Bancorp, Inc.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Member:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization and your voting and subscription rights. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors on                     , 200   at              p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

Our Board of Directors believes that the conversion is in the best interests of our members and the existing public stockholders. Please remember:

•	Your deposit accounts at United Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (the “FDIC”).

•	There will be no change in the balance, interest rate or maturity of any deposit or loan accounts because of the conversion.

•	You have a right, but no obligation, to buy stock before it is offered to the general public.

•	Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, we must receive your Stock Order and Certification Form and payment prior to 12:00 noon, Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 8:30a.m.to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter REGISTERED HOLDERS – Letter 1- United Financial Bancorp, Inc. letterhead)

                    , 2007

Dear Shareholder:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on                     , 2007 at              p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in United Financial Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed conversion and reorganization.

We are inviting our customers and community members to become charter shareholders of United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from United Financial Bancorp, Inc. without paying a commission or fee.

As a current shareholder of United Mutual Holding Company your shares will be exchanged for between 1.29492 and 2.01475 shares of United Financial Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter STREET HOLDERS for PROXY mailing -letter 2- United Financial Bancorp, Inc. letterhead)

                    , 2007

Dear Shareholder:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and Reorganization. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision (“OTS”) and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of shareholders on                     , 2007 at              p.m. Eastern time. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

We have enclosed the following materials which will help you learn more about investing in United Financial Bancorp, Inc.’s common stock. Please read and review the materials carefully before making an investment decision.

•	PROXY STATEMENT AND PROSPECTUS: These documents provide detailed information about our operations and the proposed stock offering.

We are inviting our customers and community members to become charter shareholders of United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy additional stock directly from United Financial Bancorp, Inc. without paying a commission or fee.

As a current shareholder of United Mutual Holding Company your shares will be exchanged for between 1.29492 and 2.01475 shares of United Financial Bancorp, Inc. stock depending upon where we close in the offering range. You will receive a transmittal form with instructions for the surrender of your stock certificates after the offering is completed.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

(Stockholder Letter Street holders for ORDER FORM MAILING – letter 3 – United Financial Bancorp, Inc. Letterhead)

                    , 2007

Dear Shareholder:

Under separate cover, we forwarded information to you regarding the Plan of Conversion and Reorganization of United Bank and United Mutual Holding Company and the concurrent offering of common stock of United Financial Bancorp, Inc.

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. It is enclosed herein along with a copy of the prospectus.

The deadline for ordering United Financial Bancorp, Inc. common stock is              p.m., Eastern time, on                     , 2007.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

To Depositors and Friends of United Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting United Financial Bancorp, Inc., the proposed holding company for United Bank, in offering shares of its common stock in a subscription and community offering pursuant to its Plan of Conversion and Reorganization.

At the request of United Financial Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of United Financial Bancorp, Inc. common stock being offered to certain depositors of United Bank and other persons until              p.m., Eastern time, on                     , 2007. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. United Financial Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    , 2007

Dear Prospective Investor:

We are pleased to announce that United Mutual Holding Company is converting to stock form and United Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company. In connection with the conversion, United Financial Bancorp, Inc. will serve as the new holding company for United Bank and is offering shares of common stock in a subscription and community offering to certain depositors of United Bank, to United Bank’s Employee Stock Ownership Plan and to members of the general public in accordance with United Mutual Holding Company’s Plan of Conversion and Reorganization.

We have enclosed the following materials that will help you learn more about our stock offering. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

•	PROSPECTUS: This document provides detailed information about our operations and the proposed stock offering.

•

STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is              p.m., Eastern time, on                     , 2007.

We invite our customers, local community members, and the general public to become shareholders of United Financial Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from United Financial Bancorp, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion or the stock offering, please call us at (413) 788-3333. Stock Information Center hours are 9:00 a.m. to 4:00 p.m. Monday through Friday, or stop by the Stock Information Center located at 95 Elm Street, West Springfield, MA 01089.

Sincerely,

Richard B. Collins
Chairman, President & CEO

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

We recently sent you a proxy statement and related materials regarding a proposal to convert
United Mutual Holding Company to stock form and reorganize United Bank as a subsidiary of a newly-formed stock holding company.
Your vote on the Plan of Conversion and Reorganization has not yet been received.
Voting for the conversion does not obligate you to purchase stock and will not affect your accounts at United Bank or your FDIC insurance.
Not Returning Your Proxy Card(s) has the Same Effect as Voting
“Against” the Conversion.
Your Board of Directors Unanimously Recommends a Vote “FOR” the Conversion.
Your Vote Is Important To Us!
Please sign the enclosed proxy card and return it in the postage-paid envelope provided
TODAY!
If you received more than one proxy card, please be sure to sign and return all cards you received.
Thank you,
Richard B. Collins
Chairman, President & CEO
If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (413) 788-3333.
THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY COMMON STOCK.  THE OFFER IS MADE ONLY BY THE PROSPECTUS.
PROXY GRAM
PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert
United Mutual Holding Company to stock form and reorganize United Bank as a subsidiary of a newly-formed stock holding company.
Your vote on the Plan of Conversion and Reorganization has not yet been received.
Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at United Bank or your FDIC insurance.
Not returning your proxy cards has the same effect as voting “against” the conversion.
Your Board of Directors unanimously recommends a vote “FOR” the conversion.
Our Reasons for the Corporate Change
- To support internal growth through lending in the communities we serve
- To enhance existing products and services and support the development of new products and services
- To facilitate growth through branch and whole bank acquisitions, as opportunities arise
- To improve our overall competitive position
-To improve the liquidity of our shares of common stock and enhance shareholder returns through more flexible capital management strategies
Your Vote Is Important To Us!
Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided
TODAY!
If you received more than one proxy card, please be sure to vote, sign and return all cards you received.
Thank you,
Richard B. Collins
Chairman, President & CEO
If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (413) 788-3333.
PLEASE VOTE TODAY...
THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.  THIS IS NOT AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

The Board of Directors of United Bank, United Financial Community Bancorp, Inc. and United Mutual Holding Company (the “MHC”) adopted a Plan of Conversion and Reorganization (the “Plan”) to convert the MHC to stock form and reorganize United Bank as a wholly-owned subsidiary of a newly-formed corporation named United Financial Bancorp, Inc. (the “Conversion”).

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in United Financial Bancorp, Inc.

Investment in the shares of common stock involves certain risks. For a discussion of these risks, other factors and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading “Risk Factors.”

WHY IS UNITED MUTUAL HOLDING COMPANY CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?

•	The additional funds resulting from the offering will support continued growth and expansion as well as provide increased lending capability.

•

We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions because we cannot now issue stock in an acquisition in an amount that would cause United Mutual Holding Company to own less than a majority of the outstanding shares of United Community Bancorp. We expect that our conversion will facilitate our ability to acquire other institutions in the future by eliminating this requirement of majority ownership by our mutual holding company. Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions.

•	The conversion will increase the number of outstanding shares held by public shareholders and we expect our stock to have greater liquidity.

WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum legal limit. Your savings account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?

Certain depositors of United Bank as of certain dates, the Bank’s Employee Stock Ownership Plan, and certain members of the general public subject to the priorities described in the Prospectus.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

United Financial Bancorp, Inc. is offering up to 11,900,000 shares of common stock, subject to adjustment up to 18,515,000 shares, at a price of $10.00 per share.

I AM AN EXISTING STOCKHOLDER. HOW WILL MY STOCK BE TREATED?

The outstanding public shares of common stock will be exchanged for shares of common stock of the new company. Depending upon how many shares are sold in the offering, each public share of common stock will be converted into 1.29492 to 2.01475 shares of the new company’s common stock.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. No person may purchase more than 200,000 shares of common stock. No person with associates or persons acting in concert may purchase more than 400,000 shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of United Mutual Holding Company is greater than 5% of the aggregate amount of shares.

DO DEPOSITORS HAVE TO BUY SHARES OF STOCK?

No. However, if a depositor of the Bank is also a current public shareholder, his or her existing shares of stock will be converted automatically into shares of the new company’s common stock.

HOW DO I ORDER SHARES?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by              p.m., Eastern time on                     , 2007.

HOW MAY I PAY FOR MY SHARES?

First, you may pay by check, cash or money order. Interest will be paid by United Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your United Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. United Bank will waive any early withdrawal penalties on certificate of deposit accounts used to purchase stock.

CAN I PURCHASE SHARES USING FUNDS IN MY UNITED BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing United Bank IRA account. In order to utilize the funds in your United Bank IRA account for the purchase of United Financial Bancorp, Inc. common stock, you must execute a trustee-to-trustee with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?

No. Like any other stock, United Financial Bancorp, Inc.’s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

After the conversion, United Financial Bancorp, Inc. intends to pay a regular dividend; however, there can be no assurance as to the precise amount or frequency of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, industry standards, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?

We have applied for approval from Nasdaq to have United Financial Bancorp, Inc.’s common stock quoted on the Nasdaq Global Select Market under the symbol “UBNK.”

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

SHOULD I VOTE?

Yes. Your vote is very important! We recommend a vote “FOR” the Plan. A failure to vote has the same effect as a vote against the Plan. Also, voting for the Plan does not obligate you to buy stock in the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

WHY DID I GET SEVERAL PROXY CARDS?

If you have more than one account, you could receive more than one proxy card for the Bank’s Special Meeting of Depositors, depending on the ownership structure of your accounts. If you own shares of common stock of United Mutual Holding Company in more than one account, you could receive more than one proxy card for the Special Meeting of Shareholders.

HOW MANY VOTES DO I HAVE?

Your proxy card(s) show(s) the number of votes you have. Every depositor of the United Bank entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at United Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder will also be entitled to cast one vote for each share held as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

STOCK INFORMATION CENTER

(413) 788-3333

95 Elm St.

West Springfield, MA 01089

Hours:

Monday: 9:00 a.m. – 4:00 p.m.

QUESTIONS & ANSWERS

(LOGO)

United Financial Bancorp, Inc.

Proposed Holding Company

for United Bank

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.